As filed with the Securities and Exchange Commission on November 17, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Financial Realty Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	02-0604479 (I.R.S. Employer Identification Number)

610 Old York Road, Jenkintown, PA 19046
(215) 887-2280
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Edward J. Matey Jr., Esquire
American Financial Realty Trust
610 Old York Road, Jenkintown, PA 19046
(215) 887-2280
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
James W. McKenzie, Jr., Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000
Approximate date of commencement of the proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed Maximum Offering Price Per Unit/
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Common Stock	(1)

(1)	An indeterminate aggregate number of common shares are being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

PROSPECTUS
American Financial Realty Trust
Common Shares

The selling shareholders may from time to time sell common shares of beneficial interest of American Financial Realty Trust. Each time a selling shareholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The selling shareholders named in any supplement to this prospectus may have acquired the common shares they are offering from us or a third party in a private transaction, or may have acquired their common shares by converting units of limited partnership interest in our operating partnership, First States Group, L.P., into common shares or by exercising warrants for common shares. These units of limited partnership interest in our operating partnership may be converted by the selling shareholders into common shares at any time in accordance with our operating partnership’s partnership agreement. We will not receive any of the proceeds from the sale of any common shares by the selling shareholders, but will incur expenses in connection with the offering.
The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on the New York Stock Exchange or other exchanges on which our common shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement which will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus.
BEFORE INVESTING IN OUR COMMON SHARES, YOU SHOULD REVIEW THE SECTION TO THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.
Our common shares are listed on the New York Stock Exchange under the symbol “AFR.” To ensure that we maintain our qualification as a real estate investment trust, ownership by any person is limited to 9.9% of the lesser of the number or value of outstanding common shares, with certain exceptions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2006.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.
The terms “AFR,” “Company,” “we,” “our” and “us” refer to American Financial Realty Trust and its subsidiaries, including First States Group, L.P., which we refer to as our operating partnership, unless the context suggests otherwise. The term “you” refers to a prospective investor.

SUMMARY
THIS PROSPECTUS SUMMARY CALLS YOUR ATTENTION TO SELECTED INFORMATION IN THIS DOCUMENT, BUT IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND US AND THE SECURITIES THAT MAY BE OFFERED THROUGH THIS PROSPECTUS, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION CALLED “RISK FACTORS,” AND THE DOCUMENTS TO WHICH WE REFER YOU IN THE SECTION CALLED “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on our current expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise, except as otherwise required by law.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. The selling shareholders may from time to time sell common shares pursuant to this prospectus. Each time a selling shareholder sells common shares pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the common shares being offered. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only. In addition, we maintain an Internet website that contains information about us at http://www.afrt.com. The information on our website is not a part of this prospectus, and the reference to our website is intended to be an inactive textual reference only.
This prospectus is part of our registration statement and does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more details concerning the Company and any securities offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC will update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	our Current Reports on Form 8-K dated February 24, 2006, March 31, 2006, April 11, 2006, June 23, 2006, July 18, 2006, August 16, 2006, September 5, 2006, November 16, 2006 (Item 1.01) and November 16, 2006 (Items 8.01 and 9.01);

•	the description of our common shares of beneficial interest set forth in our Registration Statement on Form 8-A, as filed on May 2, 2003.
You may request a copy of these filings, at no cost, by contacting Muriel Lange, Investor Relations, American Financial Realty Trust, 610 Old York Road, Jenkintown, Pennsylvania 19046, by telephone at 215-887-2280, by facsimile at 215-572-1596, or by e-mail at mlange@afrt.com, or by visiting our website, http://www.afrt.com. The information contained on our website is not part of this prospectus and the reference to our website is intended to be an inactive textual reference only.

THE COMPANY
Overview
We are a self-administered, self-managed real estate investment trust (REIT) and are the only public REIT focused primarily on acquiring and operating properties leased to regulated financial institutions. As banks continue to divest their corporate real estate, we believe that our contractual relationships, growing visibility within the banking industry and flexible acquisition and lease structures position us for continued growth. We seek to lease our properties to banks and other financial institutions generally using long-term triple net or bond net leases, resulting in stable risk-adjusted returns on our capital.
Our innovative approach is designed to provide banks and other financial institutions with operational flexibility and the benefits of reduced real estate exposure. We seek to become the preferred landlord of leading banks and other financial institutions through the development of mutually beneficial relationships and by offering flexible acquisition structures and lease terms. We believe that our strategy gives us a competitive advantage over more traditional real estate companies in acquiring real estate owned by banks and other financing institutions. Transactions with Bank of America, N.A., Wachovia Bank, N.A., Citizens Financial Group, Inc. and Regions Financial Corporation demonstrate our ability to cultivate and maintain mutually beneficial relationships with leading financial institutions.
On May 23, 2002, we were formed as a Maryland REIT and commenced operations on September 10, 2002. Our interest in our properties is held through our operating partnership, First States Group, L.P. Through its wholly owned subsidiary, First States Group, LLC, American Financial Realty Trust is the sole general partner of the operating partnership and holds a 97.8% interest in the operating partnership as of September 30, 2006.
As of September 30, 2006, our portfolio consisted of 679 bank branches, 432 office buildings and 24 land parcels, containing an aggregate of approximately 34.5 million rentable square feet. In addition, we own 239 retail bank branches comprising of 975,000 square feet in 11 states in an unconsolidated joint venture.
Our executive offices are located at 610 Old York Road, Jenkintown, Pennsylvania 19046. Our telephone number is (215) 887-2280.
RISK FACTORS
You should carefully consider the risks and uncertainties described in our SEC filings, including our most recent annual report on Form 10-K filed with the SEC, and in addition to considering those risks and uncertainties, you should carefully consider all of the information in this prospectus and the documents we refer you to in the section in this prospectus called “Where You Can Find More Information.”
USE OF PROCEEDS
We will not receive any proceeds from the sale by the selling shareholders of the common shares being offered by this prospectus. We have agreed, however, to pay various expenses relating to registration of these common shares under applicable securities laws.

PLAN OF DISTRIBUTION
The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling shareholders or their respective donees, pledgees or other transferees or successors in interest under this prospectus.
The sale of the shares by any selling shareholder, including any donee, pledgee or other transferee who receives shares from a selling shareholder, may be effected from time to time by selling them directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling shareholder or may purchase from the selling shareholder all or a portion of the shares as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on the New York Stock Exchange or other exchanges on which our common shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.
The shares may also be sold in one or more of the following transactions:
•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the National Association of Securities Dealers, or stock exchange rules;

•	ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and

•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by a selling shareholder may arrange for other broker-dealers to participate.
Broker-dealers will receive commissions or other compensation from the selling shareholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated.
The distribution of the shares also may be effected from time to time in one or more underwritten transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from purchasers of the shares. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker-dealer acting in connection with the proposed sale of shares by the selling shareholders. Each of the selling shareholders that is an affiliate of a broker-dealer has advised us that (i) each of them, respectively, purchased the shares to be offered by them pursuant to this prospectus in the ordinary course of its or his, as the case may be, business and (ii) that, at the time of the purchase of those shares, they did not have any agreement or understanding, directly or indirectly, with any person, or any intent, to distribute the shares. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose, among other information:
•	the name of the selling shareholders and of participating brokers and dealer(s);

•	the number of shares involved;

•	the price at which the shares are to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
The selling shareholders and any underwriters, or brokers-dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.
From time to time, the selling shareholders may pledge their common shares pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling shareholder, the broker may offer and sell such pledged common shares from time to time. Upon a sale of the common shares, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling shareholders default under any customer agreement with brokers.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the shares, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling shareholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.
The selling shareholders have agreed to indemnify us, our officers and trustees and each person who controls (within the meaning of the Securities Act) or is controlled by us, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to us by the selling shareholders.

EXPERTS
The consolidated balance sheets of American Financial Realty Trust as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2005 and related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that American Financial Realty Trust did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states there was a material weakness relating to the Company’s accounting for income taxes.
LEGAL MATTERS
The validity of the securities being offered by means of this prospectus has been passed upon by Saul Ewing LLP, Baltimore, Maryland.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
We have and will continue to incur the following expected expenses in connection with the securities being registered hereby. All amounts, other than the SEC registration fee, are estimated. We expect to incur additional fees in connection with the issuance and distribution of the securities registered hereby but the amount of such expenses cannot be estimated at this time as they will depend upon the nature of the securities offered, the form and timing of such offerings and other related matters:

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		10,000
Accountant’s Fees and Expenses		10,000
Printing and Engraving Expenses		5,000
Transfer Agent Fees		2,000
Miscellaneous		2,000

Total		$29,000

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.

Item 15.	Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.
Our declaration of trust permits us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of our company. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the trustee or officer was adjudged to be liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancing expenses, we must obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Item 16.	Exhibits
The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Jenkintown, Commonwealth of Pennsylvania, on November 17, 2006.

AMERICAN FINANCIAL REALTY TRUST
By:	/s/ HAROLD W. POTE
Harold W. Pote
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
     Each person in so signing also makes, constitutes and appoints Harold W. Pote and Glenn Blumenthal, and each of them, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments and post-effective amendments to such registration statement, in each case with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date
/s/ HAROLD W. POTE Harold W. Pote	President and Chief Executive Officer (Principal Executive Officer) and Trustee	November 17, 2006
/s/ DAVID J. NETTINA David J. Nettina	Executive Vice President and Chief Financial and Real Estate Officer (Principal Financial Officer)	November 17, 2006
/s/ BRIAN S. BLOCK Brian S. Block	Vice President—Finance and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2006
/s/ LEWIS S. RANIERI Lewis S. Ranieri	Chairman of the Board of Trustees	November 17, 2006
/s/ GLENN BLUMENTHAL Glenn Blumenthal	Executive Vice President-Chief Operating Officer and Trustee	November 17, 2006
/s/ RAYMOND GAREA Raymond Garea	Trustee	November 17, 2006

Name	Title	Date
/s/ MICHAEL J. HAGAN Michael J. Hagan	Trustee	November 17, 2006
/s/ JOHN P. HOLLIHAN III John P. Hollihan III	Trustee	November 17, 2006
/s/ RICHARD A. KRAEMER Richard A. Kraemer	Trustee	November 17, 2006
/s/ ALAN E. MASTER Alan E. Master	Trustee	November 17, 2006

EXHIBIT INDEX

Exhibit
Number		Description
3.1	*	Amended and Restated Declaration of Trust of the Registrant.

3.2	**	Articles of Amendment to Amended and Restated Declaration of Trust of the Registrant.

3.3	***	Bylaws of the Registrant.

5.1		Opinion of Saul Ewing LLP regarding the legality of the securities being registered.

23.1		Consent of Saul Ewing LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2		Consent of KPMG LLP (independent registered public accounting firm of the Registrant).

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 11, 2003, as amended (File No. 333-103499).

**	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2005.

***	Incorporated by reference from the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on June 19, 2003, as amended (File No. 333-103499).